Exhibit 99.1

Investor Contact:	Media Contact:
Garen Sarafian	Katie Savastano
ir@bauschhealth.com	corporate.communications@bauschhealth.com
(877) 281-6642 (toll free)	(908) 541-3785

BAUSCH HEALTH ANNOUNCES FIRST QUARTER 2025 RESULTS

•First Quarter Consolidated Revenues of $2.26 billion, up 5% on a Reported basis and 6% on an Organic (non-GAAP)1 basis over the prior year period
•GAAP Net Loss Attributable to Bausch Health Companies of $58 million and GAAP Net Loss of $86 million
•Consolidated Adjusted EBITDA Attributable to Bausch Health Companies (non-GAAP)1 of $661 million, in line with prior year period

BAUSCH HEALTH EXCLUDING BAUSCH + LOMB FIRST QUARTER 2025 RESULTS

•Eighth consecutive quarter of year-over-year Revenue and Adjusted EBITDA (non-GAAP)1 growth, with 6% and 14% growth versus the prior year period, respectively
•With strong financial momentum, remain committed to evaluating all options to unlock shareholder value, including maximizing the value of assets and share buybacks
•Successfully completed $7.9B refinancing in early April to extend near- and medium- term maturities
•Received favorable ruling from D.C. District Court in Norwich's case against the FDA
•Maintaining full-year 2025 Revenue and Adjusted EBITDA (non-GAAP)1 guidance, with Adjusted Cash Flow from Operations (non-GAAP)1 guidance updated primarily to reflect higher interest expense

LAVAL, QC, April 30, 2025 – Bausch Health Companies Inc. (NYSE:BHC)(TSX:BHC) ("Bausch Health" or the "Company" or "we" or "our") today announced its first quarter 2025 financial results and other key updates from the quarter.

"We started the year strong, delivering our eighth consecutive quarter of year-over-year growth in Revenue and Adjusted EBITDA for Bausch Health, excluding Bausch + Lomb, highlighting the broad momentum across our diverse businesses and geographies. Alongside our healthy financial and operating performance, in early April we successfully closed a comprehensive refinancing transaction, delivering on our commitment to continue to improve our capital structure and maturity profile. We are laser focused on growing profitably and executing against our strategic priorities, including evaluating all options to unlock shareholder value," said Thomas J. Appio, Chief Executive Officer, Bausch Health.

First Quarter 2025 Revenue Performance
Total consolidated reported revenues were $2.26 billion for the first quarter of 2025, compared with $2.15 billion in the first quarter of 2024, an increase of $106 million, or 5%. Excluding the impact of foreign exchange of $37 million, acquisitions of $6 million, and divestitures and discontinuations which negatively impacted the prior year by $8 million, revenue increased 6% on an organic1 basis compared with the first quarter of 2024.
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1     This is a non-GAAP measure or a non-GAAP ratio. For further information on non-GAAP measures and non-GAAP ratios, please refer to the "Non-GAAP Information" section of this news release. Please also refer to tables at the end of this news release for a reconciliation of this and other non-GAAP measures and ratios to the most directly comparable GAAP measure.

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Reported revenues by segment were as follows:

	Three Months Ended March 31,		Reported Change		Change at Constant Currency[1] (Non-GAAP)	Change in Organic Revenue[1] (Non-GAAP)
(in millions)	2025	2024	Amount	Pct.
Total Bausch Health Revenues	$2,259	$2,153	$106	5%	7%	6%

Bausch Health (excl. B+L)	$1,122	$1,054	$68	6%	8%	7%
Salix segment	$542	$499	$43	9%	9%	6%
International segment	$262	$265	($3)	(1%)	4%	5%
Solta Medical segment	$113	$88	$25	28%	33%	33%
Diversified segment	$205	$202	$3	1%	1%	—%
Bausch + Lomb segment	$1,137	$1,099	$38	3%	5%	5%

Salix Segment
Salix segment reported revenues were $542 million for the first quarter of 2025, compared with $499 million for the first quarter of 2024, an increase of $43 million, or 9%. Excluding divestitures and discontinuations, which negatively impacted the prior year by $10 million, segment revenues increased 6% on an organic1 basis compared with the first quarter of 2024. Xifaxan® was the primary driver of segment growth, with 8% revenue growth in the first quarter of 2025 compared with the prior year period.

International Segment
International segment reported revenues were $262 million for the first quarter of 2025, compared with $265 million for the first quarter of 2024, a decrease of $3 million, or 1%. Excluding the impact of foreign exchange of $14 million and divestitures and discontinuations of $3 million, segment revenues increased 5% on an organic1 basis compared with the first quarter of 2024, led by growth in Canada.

Solta Medical Segment
Solta Medical segment reported revenues were $113 million for the first quarter of 2025, compared with $88 million in the first quarter of 2024, an increase of $25 million, or 28%. Excluding the impact of foreign exchange of $4 million, segment revenues increased on an organic1 basis by 33% compared with the first quarter of 2024, led by growth in South Korea and China.

Diversified Segment
Diversified segment reported revenues were $205 million for the first quarter of 2025, compared with $202 million for the first quarter of 2024, an increase of $3 million, or 1%. Excluding divestitures and discontinuations, which negatively impacted the prior year by $2 million, segment revenues were flat on an organic1 basis compared with the first quarter of 2024.

Bausch + Lomb Segment
Bausch + Lomb segment reported revenues were $1.14 billion for the first quarter of 2025, compared with $1.10 billion for the first quarter of 2024, an increase of $38 million, or 3%. Excluding the impact of foreign exchange of $19 million, acquisitions of $6 million and divestitures and discontinuations of $1 million, segment revenues increased 5% on an organic1 basis compared with the first quarter of 2024.

Consolidated Operating Income
Consolidated operating income was $276 million for the first quarter of 2025, compared with $281 million for the first quarter of 2024, a decrease of $5 million, reflecting higher selling, advertising and promotion expenses, primarily in the Bausch + Lomb segment, which offset the effect of higher revenues and associated gross profit.

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Consolidated Net Loss Attributable to Bausch Health
Consolidated Net loss attributable to Bausch Health for the first quarter of 2025 was $58 million, compared with $64 million for the first quarter of 2024, a favorable change of $6 million.

Consolidated Adjusted Net Income Attributable to Bausch Health (non-GAAP)1
Consolidated Adjusted net income attributable to Bausch Health (non-GAAP)1 for the first quarter of 2025 was $220 million, compared with $221 million for the first quarter of 2024, a decrease of $1 million, primarily due to higher selling, general, and administrative expenses offset by higher revenues and gross profit and lower interest expense.

Consolidated Loss Per Share Attributable to Bausch Health
Consolidated GAAP loss per share attributable to Bausch Health for the first quarter of 2025 was ($0.16), compared with ($0.17) for the first quarter of 2024.

Consolidated Adjusted EBITDA Attributable to Bausch Health (non-GAAP)1
Consolidated Adjusted EBITDA attributable to Bausch Health (non-GAAP)1 was $661 million for the first quarter of 2025, compared with $665 million for the first quarter of 2024, a decrease of $4 million.

Consolidated Adjusted EBITDA (non-GAAP)1 includes a charge for acquired in-process research and development of $28 million in the first quarter of 2025 in the Bausch + Lomb segment.

Consolidated Cash Provided by Operating Activities
The Company generated $211 million of cash from operating activities in the first quarter of 2025, in line with $211 million in the first quarter of 2024.

Balance Sheet Highlights as of March 31, 2025:
•Consolidated cash and cash equivalents of $1,134 million.
•Bausch Health (excluding Bausch + Lomb) had availability under its revolving credit facility entered into in April 2025 of approximately $475 million and Bausch + Lomb had availability under its revolving credit facility of approximately $305 million.
•Bausch Health (excluding Bausch + Lomb) has an accounts receivable credit facility which provides for up to $600 million of availability, subject to certain borrowing base tests, $300 million of which was drawn as of March 31, 2025.
•Bausch Health continues to focus on strengthening its balance sheet and delivering value to shareholders.

Bausch Health (excluding Bausch + Lomb) R&D Update
•CABTREO®: triple combination product for the treatment of acne vulgaris
▪Submitted for approval with EMA (EU)
•RED-C: prevention and delay of first episode of hepatic encephalopathy
▪Both global Phase 3 studies are in the treatment phase
▪On track for top-line Phase 3 results anticipated by early 2026
•Amiselimod (S1P modulator): once-daily oral treatment of mild- to moderate- ulcerative colitis
▪Internal review of opportunity ongoing
•Thermage® FLX: radio-frequency technology to help tighten and improve the smoothness and texture of skin’s surface
▪Medical device license clearance granted by Health Canada in April 2025
•Clear + Brilliant® Touch: fractionated laser device for skin rejuvenation
▪Awaiting Canadian and European response to regulatory submissions

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•Fraxel FTX™: fractional laser system targeting treatment in skin rejuvenation, addressing common skin concerns such as sun damage, wrinkles, acne scars, and pigmentation irregularities
▪Launched in the U.S. in April 2025

Focus on Strategic Priorities

The Company delivered strong financial momentum to start the year, with revenue and earnings growth across multiple segments, and it successfully completed a major refinancing initiative to significantly improve its maturities profile. The Company remains committed to evaluating all options for unlocking shareholder value, including maximizing the value of our Bausch Health and Bausch + Lomb assets, as well as other possible initiatives, such as share buybacks.

2025 Financial Outlook

The Company updated its Consolidated full-year Revenue and Adjusted EBITDA1 guidance for 2025.

Bausch Health (excluding Bausch + Lomb) maintained its full year Revenue and Adjusted EBITDA1 guidance, which includes the estimated impact of currently adopted tariffs as of the date of this release, and updated its Adjusted Cash Flow from Operations1 guidance to reflect higher interest expense.

Current Guidance (as of April 30, 2025)
	BHC	BHC (excl. B+L)	B+L
Revenues (in Billions)	$9.950 - $10.200	$4.950 - $5.100	$5.000 - $5.100
Revenue growth vs. Prior Year		2% - 6%
Adjusted EBITDA[1] (in Billions)	$3.475 - $3.625	$2.625 - $2.725	$0.850 - $0.900
Adj. EBITDA[1] growth vs. Prior Year		3% - 7%
Adjusted Cash Flow from Operations[1]		$0.825 - $0.875

Other than with respect to GAAP revenues, the Company only provides guidance on a non-GAAP basis. The Company does not provide a reconciliation of forward-looking Adjusted EBITDA (non-GAAP)1 to GAAP net income (loss), due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation. Because deductions (such as restructuring, gain or loss on extinguishment of debt and litigation and other matters) used to calculate projected net income (loss) vary dramatically based on actual events, the Company is not able to forecast on a GAAP basis with reasonable certainty all deductions needed in order to provide a GAAP calculation of projected net income (loss) at this time. The amount of these deductions may be material and, therefore, could result in projected GAAP net income (loss) being materially less than projected Adjusted EBITDA (non-GAAP)1. These statements represent forward-looking information and may represent a financial outlook, and actual results may vary. Please see the risks and assumptions referred to in the “Forward-looking Statements” section of this news release. The guidance in this news release is only effective as of the date it is given and will not be updated or affirmed unless and until the Company publicly announces updated or affirmed guidance. The rapid recent developments in the evolving landscape of tariffs, non-tariff barriers and counter-measures and other responses have resulted in uncertainty regarding these matters and the effects they may have. We continue to assess the direct and indirect impacts on our businesses of such tariffs, non-tariff barriers, retaliatory tariffs and other trade protectionist measures as the situation develops, and there can be no assurance that such impacts will not be adverse.

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Conference Call Details

Date:	Wednesday, April 30, 2025

Time:	5:00 p.m. EDT

Webcast:	http://ir.bauschhealth.com/events-and-presentations

A replay of the conference call will be available on the investor relations website.

About Bausch Health
Bausch Health Companies Inc. (NYSE:BHC)(TSX:BHC) is a global, diversified pharmaceutical company enriching lives through our relentless drive to deliver better health care outcomes. We develop, manufacture and market a range of products primarily in gastroenterology, hepatology, neurology, dermatology, dentistry, aesthetics, international pharmaceuticals and eye health, through our controlling interest in Bausch + Lomb Corporation. Our ambition is to be a globally integrated healthcare company, trusted and valued by patients, HCPs, employees and investors. For more information, visit www.bauschhealth.com and connect with us on LinkedIn.

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Forward-looking Statements
This news release contains forward-looking information and statements, within the meaning of applicable securities laws (collectively, “forward-looking statements”), including, but not limited to, statements relating to the Company’s future prospects and performance, financial guidance, research and development efforts and anticipated timing or results thereof, proposed plan to separate its eye health business, including the timing thereof, management of its balance sheet, generation of cash, ability to launch and commercialize new products, including the timing of regulatory processes with respect to the Company’s product pipeline, ability to enforce and defend its Xifaxan® intellectual property rights, ability to execute its growth strategies generally, and other corporate and strategic transactions. Forward-looking statements may generally be identified by the use of the words “anticipates,” “hopes,” “expects,” “intends,” “plans,” “should,” “could,” “would,” “may,” “believes,” “estimates,” “potential,” “target,” or “continue” and positive and negative variations or similar expressions, and phrases or statements that certain actions, events or results may, could, should or will be achieved, received or taken, or will occur or result, and similar such expressions also identify forward-looking information. These forward-looking statements, including the full-year guidance, are based upon the current expectations and beliefs of management. The Company’s 2025 financial outlook and full-year guidance are included to provide further information about management’s expectations about the Company’s future business operations, activities and results and may not be appropriate for other purposes.

These forward-looking statements are subject to certain factors, risks and uncertainties that could cause actual results to differ materially from those described in these forward-looking statements. These factors, risks and uncertainties include, but are not limited to the following: the impact of current market and economic conditions in one or more of the Company’s markets; the impact of inflation and other macroeconomic factors on the Company’s business and operations; the ability to complete the separation of Bausch + Lomb, including the timing and structure thereof, and to achieve the expected benefits thereof, and other risks and uncertainties relating to such separation, including actual and potential litigation related thereto; uncertainty of commercial success for new and existing products; challenges to patents; challenges to the Company’s ability to enforce and defend against challenges to its patents; the impact of patent expirations and the ability of the Company to successfully execute strategic plans; compliance with legal and regulatory requirements; our substantial debt and current and future debt service obligations; the impact of potential imposition of and adverse changes to duties, tariffs and other trade protection measures (including any retaliations to such measures); and other factors, risks and uncertainties discussed in the Company’s most recent annual and quarterly reports and detailed from time to time in the Company’s other filings with the U.S. Securities and Exchange Commission and the Canadian Securities Administrators, which factors, risks and uncertainties are incorporated herein by reference.

Additional information regarding certain of these material factors and assumptions may be found in the Company’s filings described above. The Company believes that the material factors and assumptions reflected in these forward-looking statements are reasonable in the circumstances, but readers are cautioned not to place undue reliance on any of these forward-looking statements. These forward-looking statements speak only as of the date hereof. Bausch Health undertakes no obligation to update any of these forward-looking statements to reflect events or circumstances after the date of this news release or to reflect actual outcomes, unless required by law.

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Non-GAAP Information
To supplement the financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), the Company uses certain non-GAAP financial measures and non-GAAP ratios to provide supplemental information to readers. Management uses these non-GAAP measures and ratios as key metrics in the evaluation of the Company’s performance and the consolidated financial results and, in part, in the determination of cash bonuses for its executive officers. The Company believes these non-GAAP measures and ratios are useful to investors in their assessment of our operating performance. In addition, these non-GAAP measures and ratios address questions the Company routinely receives from analysts and investors, and in order to assure that all investors have access to similar data, the Company has determined that it is appropriate to make this data available to all investors.
However, these measures and ratios are not prepared in accordance with GAAP nor do they have any standardized meaning under GAAP. In addition, other companies may use similarly titled non-GAAP financial measures and ratios that are calculated differently from the way we calculate such measures and ratios. Accordingly, our non-GAAP financial measures and ratios may not be comparable to such similarly titled non-GAAP financial measures and ratios used by other companies. We caution investors not to place undue reliance on such non-GAAP measures and ratios, but instead to consider them with the most directly comparable GAAP measures and ratios. Non-GAAP financial measures and ratios have limitations as analytical tools and should not be considered in isolation. They should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

The reconciliations of these historic non-GAAP financial measures and ratios to the most directly comparable financial measures and ratios calculated and presented in accordance with GAAP are shown in the tables below. However, as indicated above, for guidance purposes, the Company does not provide reconciliations of projected Adjusted EBITDA (non-GAAP) to projected GAAP Net income (loss), due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations.
Specific Non-GAAP Measures
Adjusted EBITDA (non-GAAP) and Adjusted EBITDA attributable to Bausch Health (non-GAAP)

Adjusted EBITDA (non-GAAP) is Net income (loss) (its most directly comparable GAAP financial measure) adjusted for interest, income taxes, depreciation and amortization and certain other items described below. Adjusted EBITDA attributable to Bausch Health (non-GAAP) is Adjusted EBITDA (non-GAAP) further adjusted to exclude the Adjusted EBITDA attributable to noncontrolling interest (non-GAAP) as defined below.
Management believes that Adjusted EBITDA (non-GAAP) and Adjusted EBITDA attributable to Bausch Health (non-GAAP), along with the GAAP measures used by management, most appropriately reflect how the Company measures the business internally and sets operational goals and incentives. In particular, the Company believes that these metrics focus management of the Company’s underlying operational results and business performance. As a result, the Company uses these metrics to assess the financial performance of the Company and to forecast future results as part of its guidance. Management believes these metrics are a useful measure to evaluate current performance. These metrics are intended to show our unleveraged, pre-tax operating results and therefore reflects our financial performance based on operational factors. In addition, cash bonuses for the Company’s executive officers and other key employees are based, in part, on the achievement of certain Adjusted EBITDA (non-GAAP) targets.
Adjusted EBITDA (non-GAAP) is Net income (loss) (its most directly comparable GAAP financial measure) adjusted for interest, income taxes, depreciation and amortization and the following items:
•Goodwill impairments: The Company excludes the impact of goodwill impairments. When the Company has made acquisitions where the consideration paid was in excess of the fair value of the net assets

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acquired, the remaining purchase price is recorded as goodwill. For assets that we developed ourselves, no goodwill is recorded. Goodwill is not amortized but is tested for impairment. The amount of goodwill impairment is measured as the excess of a reporting unit’s carrying value over its fair value. Management excludes these charges in measuring the performance of the Company and the business.
•Asset impairments: The Company has excluded the impact of impairments of finite-lived and indefinite-lived intangible assets, as well as impairments of assets held for sale, as such amounts are inconsistent in amount and frequency and are significantly impacted by the timing and/or size of acquisitions and divestitures. The Company believes that the adjustments of these items correlate with the sustainability of the Company’s operating performance. Although the Company excludes impairments of intangible assets and assets held for sale from measuring the performance of the Company and the business, the Company believes that it is important for investors to understand that intangible assets contribute to revenue generation.
•Restructuring, integration and transformation costs: The Company has incurred restructuring costs as it implemented certain strategies, which involved, among other things, improvements to its infrastructure and operations, internal reorganizations and impacts from the divestiture of assets and businesses. With regard to infrastructure and operational improvements which the Company has taken to improve efficiencies in the businesses and facilities, these tend to be costs intended to right size the business or organization that fluctuate significantly between periods in amount, size and timing, depending on the improvement project, reorganization or transaction. Additionally, the Company is launching certain transformation initiatives that will result in certain changes to and investment in its organizational structure and operations. These transformation initiatives arise outside of the ordinary course of continuing operations and, as is the case with the Company’s restructuring efforts, costs associated with these transformation initiatives are expected to fluctuate between periods in amount, size and timing. These out-of-the-ordinary-course charges include third-party advisory costs, as well as certain severance-related costs. Investors should understand that the outcome of these transformation initiatives may result in future restructuring actions and certain of these charges could recur. The Company believes that the adjustments of these items provide supplemental information with regard to the sustainability of the Company’s operating performance, allow for a comparison of the financial results to historical operations and forward-looking guidance and, as a result, provide useful supplemental information to investors.
•Acquisition-related costs and adjustments (excluding amortization of intangible assets): The Company has excluded the impact of acquisition-related costs and fair value inventory step-up resulting from acquisitions as the amounts and frequency of such costs and adjustments are not consistent and are significantly impacted by the timing and size of its acquisitions. In addition, the Company excludes acquisition-related contingent consideration non-cash adjustments due to the inherent uncertainty and volatility associated with such amounts based on changes in assumptions with respect to fair value estimates, and the amount and frequency of such adjustments are not consistent and are significantly impacted by the timing and size of the Company’s acquisitions, as well as the nature of the agreed-upon consideration.
•Gain (loss) on extinguishment of debt: The Company has excluded gain (loss) on extinguishment of debt as this represents a gain or loss from refinancing our existing debt and is not a reflection of our operations for the period. Further, the amount and frequency of such amounts are not consistent and are significantly impacted by the timing and size of debt financing transactions and other factors in the debt market out of management’s control.
•Share-based compensation: The Company has excluded costs relating to share-based compensation. The Company believes that the exclusion of share-based compensation expense assists investors in the comparisons of operating results to peer companies. Share-based compensation expense can vary significantly based on the timing, size and nature of awards granted.

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•Separation costs and separation-related costs: The Company has excluded certain costs incurred in connection with activities regarding the separation of the eye-health business. Separation costs are incremental costs directly related to effectuating the separation of the eye-health business, and include, but are not limited to, legal, audit and advisory fees. Separation-related costs are incremental costs indirectly related to the separation of the eye-health business and include, but are not limited to, rebranding costs and costs associated with facility relocation and/or modification. As these costs arise from events outside of the ordinary course of continuing operations, the Company believes that the adjustments of these items provide supplemental information with regard to the sustainability of the Company’s operating performance, allow for a comparison of the financial results to historical operations and forward-looking guidance and, as a result, provide useful supplemental information to investors.
•Other adjustments: The Company has excluded certain other amounts, including legal and other professional fees incurred in connection with legal and governmental proceedings, investigations and information requests regarding certain of our legacy distribution, marketing, pricing, disclosure and accounting practices, litigation and other matters, and net (gain) loss on sale of assets or other disposition of assets. Given the unique nature of the matters relating to these costs, the Company believes these items are not normal operating expenses. For example, legal settlements and judgments vary significantly, in their nature, size and frequency, and, due to this volatility, the Company believes the costs associated with legal settlements and judgments are not normal operating expenses. In addition, as opposed to more ordinary course matters, the Company considers that each of the recent proceedings, investigations and information requests, given their nature and frequency, are outside of the ordinary course and relate to unique circumstances. The Company has also excluded IT infrastructure investments that are the result of other, non-comparable events to measure operating performance. These events arise outside of the ordinary course of continuing operations. The Company has also excluded certain other costs, including professional fees associated with contemplated, but not completed, strategic transactions. The Company excluded these costs as the consideration of such matters are outside of the ordinary course of continuing operations and are infrequent in nature. The Company believes that the exclusion of such out-of-the-ordinary-course amounts provides supplemental information to assist in the comparison of the financial results of the Company from period to period and, therefore, provides useful supplemental information to investors. However, investors should understand that many of these costs could recur and that companies in our industry often face litigation.

Adjusted EBITDA attributable to Bausch Health (non-GAAP) is Adjusted EBITDA (non-GAAP) further adjusted to exclude the Adjusted EBITDA attributable to noncontrolling interest (non-GAAP). Adjusted EBITDA attributable to noncontrolling interest (non-GAAP) is Net income attributable to noncontrolling interest (its most directly comparable GAAP financial measure) adjusted for the portion of the adjustments described above attributable to noncontrolling interest.

Adjusted Net Income (non-GAAP) and Adjusted Net Income attributable to Bausch Health (non-GAAP)
Adjusted net income (non-GAAP) is Net income (its most directly comparable GAAP financial measure), adjusted for asset impairments, goodwill impairments, restructuring, integration and transformation costs, acquisition-related costs and adjustments (excluding amortization of intangible assets), gain (loss) on extinguishment of debt, separation costs and separation-related costs and other non-GAAP adjustments as these adjustments are described above, and amortization of intangible assets and acquisition-related costs and adjustments excluding amortization of intangible assets, as described below:

•Amortization of intangible assets: The Company has excluded the impact of amortization of intangible assets, as such amounts are inconsistent in amount and frequency and are significantly impacted by the

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timing and/or size of acquisitions. The Company believes that the adjustments of these items correlate with the sustainability of the Company’s operating performance. Although the Company excludes the amortization of intangible assets from its non-GAAP expenses, the Company believes that it is important for investors to understand that such intangible assets contribute to revenue generation. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Any future acquisitions may result in the amortization of additional intangible assets.
•Acquisition-related costs and adjustments excluding amortization of intangible assets: In addition to the acquisition-related costs and adjustments as described above, the Company has excluded the expense directly attributable to one-time commitment and structuring fees related to a bridge loan facility put in place prior to the acquisition of XIIDRA and certain other ophthalmology assets. The Company excluded these costs as they are outside of the ordinary course of continuing operations and are infrequent in nature. The Company believes that the exclusion of such out-of-the-ordinary-course amounts provides supplemental information to assist in the comparison of the financial results of the Company from period to period and, therefore, provides useful supplemental information to investors.
Adjusted net income attributable to Bausch Health (non-GAAP) is Adjusted net income (non-GAAP) further adjusted to exclude the Adjusted net income attributable to noncontrolling interest (non-GAAP). Adjusted net income attributable to noncontrolling interest (non-GAAP) is Net income attributable to noncontrolling interest (its most directly comparable GAAP financial measure) adjusted for the portion of the adjustments described above attributable to noncontrolling interest.

Historically, management has used Adjusted net income (loss) (non-GAAP) for strategic decision making, forecasting future results and evaluating current performance. This non-GAAP measure excludes the impact of certain items (as described above) that may obscure trends in the Company’s underlying performance. By disclosing this non-GAAP measure, it is management’s intention to provide investors with a meaningful, supplemental comparison of the Company’s operating results and trends for the periods presented. Management believes that this measure is also useful to investors as such measure allows investors to evaluate the Company’s performance using the same tools that management uses to evaluate past performance and prospects for future performance. Accordingly, the Company believes that Adjusted net income (non-GAAP) is useful to investors in their assessment of the Company’s operating performance. It is also noted that, in recent periods, our GAAP Net income (loss) was significantly lower than our Adjusted net income (non-GAAP).

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Organic Revenue (non-GAAP) and Change in Organic Revenue (non-GAAP)

Organic revenue (non-GAAP) and Change in organic revenue (non-GAAP), are defined as GAAP Revenue and change in GAAP Revenue (the most directly comparable GAAP financial measures), adjusted for changes in foreign currency exchange rates (if applicable) and excluding the impact of recent acquisitions, divestitures and discontinuations, as defined below. Organic revenue (non-GAAP) is impacted by changes in product volumes and price. The price component is made up of two key drivers: (i) changes in product gross selling price and (ii) changes in sales deductions. The Company uses organic revenue (non-GAAP) and change in organic revenue (non-GAAP) to assess performance of its reportable segments, and the Company in total. The Company believes that providing these non-GAAP measures is useful to investors as they provide a supplemental period-to-period comparison.
The adjustments to GAAP Revenue to determine Organic Revenue (non-GAAP) and Change in Organic Revenue (non-GAAP) are as follows:

•Foreign currency exchange rates: Although changes in foreign currency exchange rates are part of our business, they are not within management’s control. Changes in foreign currency exchange rates, however, can mask positive or negative trends in the business. The impact of changes in foreign currency exchange rates is determined as the difference in the current period reported revenues at their current period currency exchange rates and the current period reported revenues revalued using the monthly average currency exchange rates during the comparable prior period.
•Acquisitions, divestitures and discontinuations: In order to present period-over-period organic revenue (non-GAAP) growth/change on a comparable basis, revenues associated with acquisitions, divestitures and discontinuations are adjusted to include only revenues from those businesses and assets owned during both periods. Accordingly, organic revenue and change in organic revenue exclude from the current period, revenues attributable to each acquisition for twelve months subsequent to the day of acquisition, as there are no revenues from those businesses and assets included in the comparable prior period. Organic revenue and change in organic revenue exclude from the prior period, all revenues attributable to each divestiture and discontinuance during the twelve months prior to the day of divestiture or discontinuance, as there are no revenues from those businesses and assets included in the comparable current period.

Constant Currency
Changes in the relative values of non-U.S. currencies to the U.S. dollar may affect the Company’s financial results and financial position. To assist investors in evaluating the Company’s performance, we have adjusted for the effects of changes in foreign currencies. The impact of changes in foreign currency exchange rates is determined by comparing the current period reported revenues at their current period currency exchange rates and the current period reported revenues revalued using the monthly average currency exchange rates during the comparable prior period.

Please also see the reconciliation tables below for further information as to how these non-GAAP measures and ratios are calculated for the periods presented.

Adjusted EBITDA excluding Bausch + Lomb (non-GAAP)
Adjusted EBITDA excluding Bausch + Lomb (non-GAAP) is Adjusted EBITDA (non-GAAP) adjusted to remove Adjusted EBITDA attributable to Bausch + Lomb (non-GAAP). Adjusted EBITDA attributable to Bausch + Lomb (non-GAAP) is Income (loss) before income taxes of our Bausch + Lomb segment (its most directly comparable GAAP financial measure) adjusted for the portion of the Company’s interest expense, depreciation, amortization and other adjustments as described above, allocated or attributable to Bausch + Lomb.

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Adjusted EBITDA excluding Bausch + Lomb is not intended to be, and may not be, representative of income from continuing operations (for Bausch Health excluding Bausch + Lomb) or from discontinued operations (for Bausch + Lomb) in accordance with GAAP, as: (i) the criteria for that accounting has not been met and (ii) certain cost allocations to Bausch Health excluding Bausch + Lomb and Bausch + Lomb are not in accordance with the criteria for that accounting. As such, Adjusted EBITDA excluding Bausch + Lomb (non-GAAP) as included herein may not be indicative of the results of the operations or Adjusted EBITDA attributable to Bausch Health (non-GAAP) in the future, or if Bausch + Lomb met the criteria to be treated as a discontinued operation during any of the periods presented.

Adjusted Cash Flow from Operations excluding Bausch + Lomb (non-GAAP)
Adjusted Cash Flow from Operations excluding Bausch + Lomb (non-GAAP) is Adjusted Cash Flow from Operations (non-GAAP) adjusted to remove Adjusted Cash Flow from Operations attributable to Bausch + Lomb (non-GAAP). Adjusted Cash Flow from Operations (non-GAAP) is Cash generated from operations (its most directly comparable GAAP financial measure) adjusted for: (i) payments of legacy legal settlements, net of insurance recoveries and restitution payments received, (ii) payments of transformation costs, (iii) payments for separation costs and separation-related costs, (iv) interest payments charged against premium, and (v) fees paid in connection with the debt exchange transaction. Adjusted Cash Flow from Operations attributable to Bausch + Lomb (non-GAAP) is Cash Flow from Operations of our Bausch + Lomb segment (its most directly comparable GAAP financial measure) adjusted for the portion of the Company’s payment of separation costs, separation-related costs and other adjustments as described above, allocated or attributable to Bausch + Lomb.

Management believes that Adjusted EBITDA excluding Bausch + Lomb (non-GAAP) and Adjusted Cash Flow from Operations excluding Bausch + Lomb (non-GAAP), along with the GAAP and other non-GAAP measures used by management, most appropriately reflects how the Company measures the business internally and sets operational goals and incentives. In particular, the Company believes that these metrics focus management on the Company's underlying operational results and business performance. As a result, the Company uses these metrics to assess the actual financial performance of the Company and to forecast future results as part of its guidance. Management believes these metrics are a useful measure to evaluate current performance. These metrics are intended to show our unleveraged, pre-tax operating results and therefore reflects our financial performance based on operational factors.

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Bausch Health Companies Inc.		Table 1
Condensed Consolidated Statements of Operations
For the Three Months Ended March 31, 2025 and 2024
(unaudited)
	Three Months Ended
	March 31,
(in millions)	2025	2024
Revenues
Product sales	$2,227	$2,129
Other revenues	32	24
	2,259	2,153
Expenses
Cost of goods sold (excluding amortization and impairments of intangible assets)	683	628
Cost of other revenues	18	12
Selling, general and administrative	867	794
Research and development	143	151
Amortization of intangible assets	256	274
Asset impairments	—	1
Restructuring, integration and separation costs	1	12
Other expense, net	15	—
	1,983	1,872
Operating income	276	281
Interest income	11	9
Interest expense	(330)	(355)
Gain on extinguishment of debt	—	11
Foreign exchange and other	(4)	(15)
Loss before income taxes	(47)	(69)
Provision for income taxes	(39)	(8)
Net loss	(86)	(77)
Net loss attributable to noncontrolling interest	28	13
Net loss attributable to Bausch Health Companies Inc.	$(58)	$(64)

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Bausch Health Companies Inc.		Table 2
Reconciliation of GAAP Net Loss to Adjusted Net Income (non-GAAP)
For the Three Months Ended March 31, 2025 and 2024
(unaudited)
	Three Months Ended
	March 31,
(in millions)	2025	2024
Net loss	$(86)	$(77)
Non-GAAP adjustments: (a)
Amortization of intangible assets	256	274
Asset impairments	—	1
Restructuring, integration and transformation costs	29	19
Acquisition-related costs and adjustments (excluding amortization of intangible assets)	12	18
Gain on extinguishment of debt	—	(11)
IT infrastructure investment	8	10
Separation costs and separation-related costs	5	6
Legal and other professional fees	3	6
Gain on sale of assets, net	—	(4)
Litigation and other matters, net of insurance recoveries and restitutions	(3)	6
Other	1	7
Tax effect of non-GAAP adjustments	(15)	(31)
Total non-GAAP adjustments	296	301
Adjusted net income (non-GAAP)	210	224
Adjusted net income (loss) attributable to noncontrolling interest (non-GAAP)	10	(3)
Adjusted net income attributable to Bausch Health Companies Inc. (non-GAAP)	$220	$221
(a) The components of and further details respecting each of these non-GAAP adjustments and the financial statement line item to which each component relates can be found on Table 2a.

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Bausch Health Companies Inc.	Table 2a
Reconciliation of GAAP to Non-GAAP Financial Information
For the Three Months Ended March 31, 2025 and 2024
(unaudited)
	Three Months Ended
	March 31,
(in millions)	2025	2024
Cost of goods sold reconciliation:
GAAP Cost of goods sold (excluding amortization and impairments of intangible assets)	$683	$628
Fair value inventory step-up resulting from acquisitions (a)	(22)	(20)
Adjusted cost of goods sold (excluding amortization and impairments of intangible assets) (non-GAAP)	$661	$608
Selling, general and administrative reconciliation:
GAAP Selling, general and administrative	$867	$794
IT infrastructure investment (b)	(8)	(10)
Legal and other professional fees (c)	(3)	(6)
Separation-related costs (d)	(5)	(5)
Transformation costs (e)	(28)	(7)
Adjusted selling, general and administrative (non-GAAP)	$823	$766
Research and development reconciliation:
GAAP Research and development	$143	$151
Separation-related costs (d)	—	(1)
Adjusted research and development (non-GAAP)	$143	$150
Amortization of intangible assets reconciliation:
GAAP Amortization of intangible assets	$256	$274
Amortization of intangible assets (f)	(256)	(274)
Adjusted amortization of intangible assets (non-GAAP)	$—	$—
Asset impairments reconciliation:
GAAP Asset impairments	$—	$1
Asset impairments (g)	—	(1)
Adjusted asset impairments (non-GAAP)	$—	$—
Restructuring, integration and separation costs reconciliation:
GAAP Restructuring, integration and separation costs	$1	$12
Restructuring and integration costs (e)	(1)	(12)
Adjusted restructuring, integration and separation costs (non-GAAP)	$—	$—

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Bausch Health Companies Inc.	Table 2a (continued)
Reconciliation of GAAP to Non-GAAP Financial Information
For the Three Months Ended March 31, 2025 and 2024
(unaudited)
	Three Months Ended
	March 31,
(in millions)	2025	2024
Other expense, net reconciliation:
GAAP Other expense, net	$15	$—
Litigation and other matters, net of insurance recoveries and restitutions (h)	3	(6)
Acquisition-related contingent consideration (a)	11	2
Gain on sale of assets, net (i)	—	4
Acquisition-related costs (j)	(1)	—
Adjusted other expense, net (non-GAAP)	$28	$—
Gain on extinguishment of debt reconciliation:
GAAP Gain on extinguishment of debt	$—	$11
Gain on extinguishment of debt (k)	—	(11)
Adjusted gain on extinguishment of debt (non-GAAP)	$—	$—
Foreign exchange and other reconciliation:
GAAP Foreign exchange and other	$(4)	$(15)
Other (l)	(1)	(7)
Adjusted foreign exchange and other (non-GAAP)	$(5)	$(22)
Provision for income taxes reconciliation:
GAAP Provision for income taxes	$(39)	$(8)
Tax effect of non-GAAP adjustments (m)	(15)	(31)
Adjusted provision for income taxes (non-GAAP)	$(54)	$(39)
Net loss attributable to noncontrolling interest reconciliation:
GAAP Net loss attributable to noncontrolling interest	$28	$13
Noncontrolling interest portion of amortization of intangible assets (n)	(8)	(8)
Noncontrolling interest portion of all other adjustments (n)	(10)	(8)
Adjusted net income attributable to noncontrolling interest (non-GAAP)	$10	$(3)

(a)    Represents the two components of the non-GAAP adjustment of “Acquisition-related costs and adjustments (excluding amortization of intangible assets)” (see Table 2).
(b)    Represents the sole component of the non-GAAP adjustment of “IT infrastructure investment” (see Table 2).
(c)    Represents the sole component of the non-GAAP adjustment of “Legal and other professional fees” (see Table 2).
(d)    Represents the two components of the non-GAAP adjustment of “Separation costs and separation-related costs” (see Table 2).
(e)    Represents the two components of the non-GAAP adjustment of “Restructuring, integration and transformation costs” (see table 2).
(f)    Represents the sole component of the non-GAAP adjustment of “Amortization of intangible assets” (see Table 2).
(g)    Represents the sole component of the non-GAAP adjustment of “Asset impairments” (see Table 2).
(h)    Represents the sole component of the non-GAAP adjustment of “Litigation and other matters, net of insurance recoveries and restitutions” (see Table 2).
(i)    Represents the sole component of the non-GAAP adjustment of “Gain on sale of assets, net” (see Table 2).
(j)    Represents the sole component of the non-GAAP adjustment of “Acquisition-related costs” (see Table 2).
(k)    Represents the sole component of the non-GAAP adjustment of “Gain on extinguishment of debt” (see Table 2).
(l)    Represents the sole component of the non-GAAP adjustment of “Foreign exchange and other” (see Table 2)
(m)    Represents the sole component of the non-GAAP adjustment of “Tax effect of non-GAAP adjustments” (see Table 2).
(n)    Represents the portion of the non-GAAP adjustments above attributable to noncontrolling interest (see Table 2).

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Bausch Health Companies Inc.	Table 2b
Reconciliation of GAAP Net Loss to Adjusted EBITDA (non-GAAP)
For the Three Months Ended March 31, 2025 and 2024
(unaudited)
	Three Months Ended
	March 31,
(in millions)	2025	2024
Net loss	$(86)	$(77)
Interest expense, net	319	346
Provision for income taxes	39	8
Depreciation and amortization	305	320
EBITDA	577	597
Adjustments:
Asset impairments	—	1
Restructuring, integration and transformation costs	29	19
Acquisition-related costs and adjustments (excluding amortization of intangible assets)	12	18
Gain on extinguishment of debt	—	(11)
Share-based compensation	43	33
Separation costs and separation-related costs	5	6
Other adjustments:
Litigation and other matters, net of insurance recoveries and restitutions	(3)	6
IT infrastructure investment	8	10
Legal and other professional fees (a)	3	6
Gain on sale of assets, net	—	(4)
Other	1	7
Adjusted EBITDA (non-GAAP)	675	688
Adjusted EBITDA attributable to noncontrolling interest (non-GAAP) (b)	(14)	(23)
Adjusted EBITDA attributable to Bausch Health Companies Inc. (non-GAAP)	$661	$665

(a) Legal and other professional fees incurred during the three months ended March 31, 2025 and 2024 in connection with recent legal and governmental proceedings, investigations and information requests related to, among other matters, our distribution, marketing, pricing, disclosure and accounting practices.
(b) Adjusted EBITDA attributable to noncontrolling interest (non-GAAP) is Net loss attributable to noncontrolling interest adjusted for the noncontrolling interest portion of the adjustments above as follows:

	Three Months Ended
	March 31,
(in millions)	2025	2024
Net loss attributable to noncontrolling interest	$28	$13
Noncontrolling interest portion of adjustments for:
Interest expense, net	(12)	(11)
Depreciation and amortization	(13)	(12)
All other adjustments	(17)	(13)
Adjusted EBITDA attributable to noncontrolling interest (non-GAAP)	$(14)	$(23)

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Bausch Health Companies Inc.										Table 3
Organic Growth (non-GAAP) - by Segment
For the Three Months Ended March 31, 2025 and 2024
(unaudited)
	Calculation of Organic Revenue for the Three Months Ended
	March 31, 2025				March 31, 2024			Change in GAAP Revenues		Change in Organic Revenue
	Revenue as Reported	Changes in Exchange Rates (a)	Acquisitions	Organic Revenue (Non-GAAP) (b)	Revenue as Reported	Divestitures and Discontinuations	Organic Revenue (Non-GAAP) (b)
(in millions)								Amount	Pct.	Amount	Pct.
Bausch Health (excl. B+L)
Salix	$542	$—	$—	$542	$499	$10	$509	$43	9%	$33	6%

International	262	14	—	276	265	(3)	262	(3)	(1)%	14	5%

Solta Medical	113	4	—	117	88	—	88	25	28%	29	33%

Diversified
Neuro	118	—	—	118	103	—	103	15	15%	15	15%
Dermatology	46	—	—	46	50	2	52	(4)	(8)%	(6)	(12)%
Generics	18	—	—	18	25	—	25	(7)	(28)%	(7)	(28)%
Dentistry	23	—	—	23	24	—	24	(1)	(4)%	(1)	(4)%
Total Diversified	205	—	—	205	202	2	204	3	1%	1	—%

Bausch Health (excl. B+L) revenues	1,122	18	—	1,140	1,054	9	1,063	68	6%	77	7%

Bausch + Lomb
Vision Care	656	13	—	669	635	(1)	634	21	3%	35	6%
Surgical	214	4	(6)	212	197	—	197	17	9%	15	8%
Pharmaceuticals	267	2	—	269	267	—	267	—	—%	2	1%
Total Bausch + Lomb revenues	1,137	19	(6)	1,150	1,099	(1)	1,098	38	3%	52	5%

Total Bausch Health Companies Inc. revenues	$2,259	$37	$(6)	$2,290	$2,153	$8	$2,161	$106	5%	$129	6%

(a) The impact for changes in foreign currency exchange rates is determined as the difference in the current period reported revenues at their current period currency exchange rates and the current period reported revenues revalued using the monthly average currency exchange rates during the comparable prior period.
(b) To supplement the financial measures prepared in accordance with GAAP, the Company uses certain non-GAAP financial measures. For additional information about the Company’s use of such non-GAAP financial measures, refer to the body of the news release to which these tables are attached. Organic revenue (non-GAAP) for the three months ended March 31, 2025 is calculated as revenue as reported adjusted for the impact for changes in exchange rates (previously defined in this news release) and acquisitions. Organic revenue (non-GAAP) for the three months ended March 31, 2024 is calculated as revenue as reported less revenues attributable to divestitures and discontinuances during the twelve months prior to the day of divestiture or discontinuance, as there are no revenues from those businesses and assets included in the comparable current period.

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Bausch Health Companies Inc.			Table 4
Other Financial Information
(unaudited)

(in millions)		March 31, 2025	December 31, 2024
Cash, Cash Equivalents and Restricted Cash
Cash and cash equivalents		$1,134	$1,181
Restricted cash		23	20
Cash, cash equivalents and restricted cash		$1,157	$1,201

(in millions)		March 31, 2025	December 31, 2024
Debt Obligations
Senior Secured Credit Facilities:
Revolving Credit Facilities		$160	$110
AR Credit Facility		300	300
Term Loan Facilities		5,477	5,518
Senior Secured Notes		9,305	9,305
Senior Unsecured Notes		5,235	5,235
Other		12	12
Total long-term debt and other, net of premiums, discounts and issuance costs		20,489	20,480
Plus: Unamortized premiums, discounts and issuance costs		1,021	1,136
Total long-term debt and other		$21,510	$21,616

(in millions)	April 8, 2025	March 31, 2025	December 31, 2024
Maturities of Debt Obligations (at principal amount)
Remainder of 2025	$45	$2,339	$2,380
2026	672	767	767
2027	3,675	7,013	6,963
2028	6,199	7,168	7,168
2029	1,640	1,609	1,609
2030	3,995	1,130	1,130
2031 - 2032	4,863	463	463
Total debt obligations	$21,089	$20,489	$20,480

		Three Months Ended March 31,
(in millions)		2025	2024
Cash provided by operating activities		$211	$211

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Bausch Health Companies Inc.						Table 5
Reconciliation of Reported Net (Loss) Income to Adjusted EBITDA (non-GAAP)
(unaudited)
	Three Months Ended March 31, 2025			Three Months Ended March 31, 2024
(in millions)	Bausch Health Companies, Inc.	Bausch + Lomb Corporation	Bausch Health (excluding B+L)	Bausch Health Companies, Inc.	Bausch + Lomb Corporation	Bausch Health (excluding B+L)
Net (Loss) Income	$(86)	$(211)	$125	$(77)	$(163)	$86
Interest expense, net	319	91	228	346	96	250
Provision for income taxes	39	31	8	8	73	(65)
Depreciation and amortization	305	106	199	320	110	210
EBITDA	577	17	560	597	116	481
Adjustments:
Asset impairments	—	—	—	1	—	1
Restructuring, integration and transformation costs	29	27	2	19	18	1
Acquisition-related costs and adjustments (excluding amortization of intangible assets)	12	14	(2)	18	21	(3)
Gain on extinguishment of debt	—	—	—	(11)	—	(11)
Share-based compensation	43	28	15	33	19	14
Separation costs and separation-related costs	5	3	2	6	2	4
Other adjustments:
Litigation and other matters, net of insurance recoveries and restitutions	(3)	1	(4)	6	1	5
IT infrastructure investment	8	8	—	10	10	—
Legal and other professional fees	3	—	3	6	2	4
Gain on sale of assets, net	—	—	—	(4)	(4)	—
Other	1	1	—	7	(1)	8
Adjusted EBITDA (non-GAAP)(1),(2)	$675	$99	$576	$688	$184	$504

(1) This is a non-GAAP measure. Management considers the presentation of Adjusted EBITDA for Bausch Health (excl. B+L) (non-GAAP) to be meaningful information and utilizes it in decision making and for compensation purposes. Adjusted EBITDA for Bausch Health Excluding B+L (non-GAAP) is not intended to be representative of GAAP continuing operations and Adjusted EBITDA for B+L is not intended to be representative of discontinued operations as the criteria for that accounting has not been met. As such, Adjusted EBITDA excluding B+L (non-GAAP) as included herein may not be indicative of the results of the operations or Adjusted EBITDA attributable to Bausch Health (non-GAAP) in the future, or if B+L met the criteria to be treated as a discontinued operation during any of the periods presented.
(2) Adjusted EBITDA (non-GAAP) above includes Adjusted EBITDA attributable to noncontrolling interests. For Bausch Health Companies Inc., this amounted to $14 million and $23 million for the three months ended March 31, 2025 and 2024, which includes $1 million and $4 million, respectively related to B+L.

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